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                                                                    Exhibit 99.1

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
                        ON FINANCIAL STATEMENT SCHEDULE

  We have audited the financial statements of WatchGuard Technologies, Inc. as of December 31, 1997 and 1998, and the related statements of operations, stockholders' equity, and cash flows for the period from February 14, 1996 (date of inception) to December 31, 1996 and for the years ended December 31, 1997 and 1998, and have issued our report thereon dated March 26, 1999, except
as to Note 11, as to which the date is April   , 1999 (included elsewhere in
this Registration Statement). Our audits also included the financial statement schedule listed in Item 16(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

  In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Seattle, Washington
March 26, 1999

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  The foregoing report is in the form that will be signed upon the completion of the stock split described in Note 11 to the financial statements.

                                          ERNST & YOUNG LLP

Seattle, Washington
April 19, 1999